Exhibit 10.0.5
Execution Copy

FIFTH AMENDMENT TO
AMENDED AND RESTATED REVOLVING
CREDIT AND SECURITY AGREEMENT

BY AND AMONG

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AGENT),

THE LENDERS,

AND

L. B. FOSTER COMPANY
AND
CXT INCORPORATED,
(BORROWERS)

March 4, 2009
Effective as of December 31, 2008

FIFTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “Amendment”) is made as of March 4, 2009, effective as of December 31, 2008, by and among L. B. FOSTER COMPANY, a corporation organized under the laws of the State of Pennsylvania, for itself and as successor by merger to Natmaya, Inc. and Fosmart, Inc. (“Foster”) and CXT INCORPORATED, a corporation organized under the laws of the State of Delaware (“CXT”)(each a “Borrower” and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 5, 2005, as amended by a First Amendment thereto dated as of September 13, 2005, a Second Amendment thereto dated as of May 16, 2006, a Third Amendment thereto dated as of February 8, 2007, and a Fourth Amendment dated as of July 27, 2007 (as amended from time to time, the “Agreement”).

WHEREAS, the Borrowers have requested the Lenders to modify certain terms and covenants set forth in the Agreement.

WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided for herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.  Definitions.

Defined terms used herein shall have the meanings given to them in the Agreement.

2. The following new definitions are hereby inserted in Section 1.2 of the Agreement in alphabetical order:

“Coal Train” shall mean Coal Train Holdings, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned Subsidiary of Foster.

“Consideration” shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by the Borrowers or any of their Subsidiaries, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by Borrowers or any of their Subsidiaries, whether in favor of the seller or otherwise, (iii) any guaranty given or incurred by the Borrowers or any of their Subsidiaries in connection therewith, and (iv) any capital stock other consideration given or obligations incurred by the Borrowers or any of their Subsidiaries in connection therewith.

“Exclusion Standards” shall mean (i) the aggregate amount of outstanding Revolving Advances does not exceed $20,000,000, and (ii) the Borrowers have Undrawn Availability of not less than $50,000,000.

“Fifth Amendment Effective Date” shall mean December 31, 2008.

“Investment Quality” shall mean instruments which meet or exceed at least one of the published credit ratings listed below (or other comparable credit ratings by other nationally known rating agencies) at the time of purchase by the Borrowers:

Rating Agency	Short Term		Long Term

	Taxable	Tax Exempt	Taxable	Tax Exempt
Standard and Poor’s	A-1	P1 / SP-1	A / AA / AAA	A / AA / AAA
Moody	P-1	VMig1/ VMig1	A / Aa / Aaa	A / Aa/ Aaa

3. The following definitions set forth in Section 1.2 of the Agreement are hereby amended and restated as follows:

“Borrowers on a consolidated basis” shall mean Foster and CXT.

“Earnings Before Interest and Taxes” shall mean for any period the sum of (a) net income (or loss) of Borrowers on a consolidated basis for such period, plus non-operating and non-recurring items such as, but not limited to extraordinary items and cumulative changes in accounting principles, plus (b) all interest expense of Borrowers on a consolidated basis for such period, plus (c) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes, plus (d) non-cash expenses in connection with Borrowers’ employee stock option plan, plus (e) commencing with the fiscal year ended December 31, 2008 and each period thereafter, all charges for such period attributable to the Borrowers’ last-in, first-out (“LIFO”) accounting for Inventory, minus (f) commencing with the fiscal year ended December 31, 2008 and each period thereafter, all credits for such period attributable to the Borrowers’ LIFO accounting for Inventory.

“Fixed Charges” shall mean for any period the sum of Borrowers’ consolidated cash interest expense, principal payments (excluding Advances) with respect to Indebtedness for borrowed money and capital leases and dividends, distributions and redemptions permitted under Section 7.7, all the foregoing of Borrowers as determined and consolidated in accordance with GAAP. Notwithstanding the foregoing, all cash dividends, distributions and redemptions permitted under Section 7.7 which are paid in cash at a time during which all Exclusion Standards are met shall be excluded from the calculation of Fixed Charges for such period and all subsequent periods.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any period, the ratio of (a) EBITDA plus non-cash charges, minus noncash income, minus Net Capital Expenditures, minus Permitted Acquisition Financing minus taxes actually paid by Borrowers on a consolidated basis to (b) Fixed Charges, in the case of each of the foregoing during such period. Notwithstanding the foregoing, Net Capital Expenditures which are paid in cash at a time during which all Exclusion Standards are met shall be excluded from the calculation of the Fixed Charge Coverage Ratio for such period and all subsequent periods.

4. Section 6.5 of the Agreement is hereby amended and restated as follows:

“6.5 Net Worth.

Maintain at all times a Net Worth in an amount not less than $150,000,000.”

5. Section 7.1(H) of the Agreement is hereby amended and restated as follows:

‘‘(H) the aggregate Consideration paid by Foster for all such Permitted Acquisitions, when aggregated with the amount invested by the Borrowers in joint ventures permitted under Section 7.12(b), shall not exceed $50,000,000 in the aggregate during the remaining Term from and after the First Amendment Effective Date, as such amount is increased by Net Proceeds of Significant Asset Sales from and after the First Amendment Effective Date. In addition, at such time as the aggregate Consideration paid by Foster for all such Permitted Acquisitions, when aggregated with the amount invested by the Borrowers in joint ventures permitted under Section 7.12(b), exceeds $30,000,000, no additional Revolving Advances shall be incurred in connection with any additional Permitted Acquisition; and.”

6. The following new Section 7.1(I) is hereby inserted in the Agreement immediately following Section 7.1(H):

‘‘(I) in the case of a stock or other ownership purchase, the Person acquired shall have positive earnings before interests, taxes, depreciation and amortization (as determined in accordance with GAAP) for the most recent 12 months preceding such Permitted Acquisition.”

7. Section 7.4 of the Agreement is hereby amended and restated as follows:

“7.4 Investments.

Except as otherwise permitted under Section 7.1 and Section 7.12(b), purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) investments in the percentages permitted under the

Borrowers’ investment policy in U.S. Treasury bills, notes, bonds and strips, U.S. Government Agencies (FFCB, FHLB, FHLMC and FNMA), certificates of deposit or banker’s acceptances in a domestic bank, domestic corporate bonds, master notes or commercial paper, variable rate demand obligations, money market funds, municipal bonds and notes and auction market preferred securities, provided that each of the foregoing investments (other than the certificates of deposit) shall meet the criteria for Investment Quality, (b) investments not in excess of $1,000,000 at any one time in the stock of Customers in settlement of Receivables and related obligations which are delinquent or in default by such Customers, and (c) equity investments in other corporations not in excess of ten percent (10%) of the aggregate ownership interests of any such corporation, provided that immediately prior to and after giving effect to any such investment (i) the Borrowers have Undrawn Availability of at least $10,000,000, and (ii) the aggregate amount of all such investments then existing does not exceed more than $10,000,000.”

8. Section 7.6 of the Agreement is hereby amended and restated as follows:

“7.6 Capital Expenditures.

Commencing with the fiscal year ended December, 31, 2008, contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Borrowers in excess of (i) for the fiscal year ended December 31, 2008, $12,000,000, exclusive of capital expenditures for direct construction expenses and equipment costs incurred pursuant to the Union Pacific Contract, and (ii) for the fiscal year ended December 31, 2009 and each fiscal year thereafter, $15,000,000. The difference between the maximum amount of permitted capital expenditures and the actual amount of the aggregate capital expenditures of the Borrowers in any fiscal year (excluding the expenses related to the Union Pacific Contract) may be carried over to the immediately succeeding fiscal year, provided that the amount carried over from the prior year shall not exceed $3,000,000. Expenditures made in consummating Permitted Acquisitions shall not be included in the calculation of capital expenditures under this Section 7.6.”

9. Section 7.7 of the Agreement is hereby amended and restated as follows:

“7.7 Dividends.

Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower except that (a) Borrowers shall be permitted to pay dividends and distributions to other Borrowers, and (b) Foster shall be permitted to pay dividends and distributions and make redemptions with respect to its stock so long as prior to and after giving effect to such dividend, distribution or redemption (and treating such dividend, distribution or redemption as having occurred at the beginning of the fiscal period in which it is made): (i) no Event of Default or Default shall have occurred, (ii) the aggregate amount of dividends, distributions and redemptions from and after the Fifth Amendment Effective Date does not exceed $75,000,000, and (iii) in the event that Undrawn Availability is less than $25,000,000 at any time after the Fifth Amendment Effective Date, the aggregate amount of dividends, distributions and redemptions from and after the Fifth Amendment Effective Date shall not exceed fifty percent (50%) of the net income of the Borrowers from and after the Fifth Amendment Effective Date, as determined and consolidated in accordance with GAAP.”

10. Section 7.12 of the Agreement is hereby amended and restated as follows:

“7.12 Subsidiaries.

(a) Form any Subsidiary unless (i) such Subsidiary takes all actions necessary to join in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Revolving Credit Note, and under any other agreement between any Borrower and Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions. Notwithstanding the foregoing, Coal Train Holdings shall not be required to join this Agreement as a Borrower nor provide the documents referenced above, so long as (x) the Borrowers do not contribute in any fiscal year more than $100,000 to Coal Train Holdings and no such contributions are made if there exists a Default or an Event of Default, and (y) Coal Train Holdings has at all times a net worth and assets (valued at market value) each less than $50,000. Any distributions or other payments received by Coal Train Holdings from its prior ownership interest in DM&E shall not be included in the calculation of its net worth or asset valuation if such distributions and payments are further distributed to Foster within 30 days after their receipt by Coal Train Holdings.

(b) Enter into any partnership or similar arrangement; provided however, Foster may make an investment in a Person as part of a joint venture with another Person, provided that (i) neither Foster nor any other Borrower shall be a general partner of such Person, nor shall any Borrower assume any liability of such joint venture Person, and (ii) the aggregate amount of investments made in such permitted joint ventures, when aggregated with the amount of consideration paid by Foster for Permitted Acquisitions under Section 7.1(H), shall not exceed either (i) $15,000,000 in the aggregate in any fiscal year of the Borrowers, or (ii) $30,000,000 in the aggregate during the Term, such amounts in (i) and (ii) to be increased by Net Proceeds of Significant Asset Sales.”

11. Section 9.9 of the Agreement is hereby amended and restated as follows:

“9.9 Monthly Financial Statements.

“With respect to any month during which the Exclusion Standards are not met during one or more days in such month, furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrowers on a consolidated basis and unaudited statements of income and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. Upon request of the Agent, the financial statements of the Borrowers shall also be prepared on a consolidating basis. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Foster, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default, and such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11 hereof.”

12.  Amendment Fee.  The Borrowers shall pay the Agent, for the ratable account of each Lender, and amendment fee in the amount of 15 basis points of the sum of the aggregate commitments for Revolving Advances and the principal balance outstanding on the Term Loan on the date hereof, which fee shall be deemed to be earned as of the date of this Amendment.

13.  Representations.  Each Borrower hereby represents and warrants that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder. Each Borrower hereby represents and warrants that no Default or Event of Default exists under the Agreement or shall result from the execution and delivery of this Amendment.

14.  Force and Effect.  Each Lender and each Borrower reconfirms and ratifies the Agreement and all Other Documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment, and each Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

15.  Governing Law.  This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

16.  Counterparts.  This Amendment may be signed by telecopy or original in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.  Effective Date.  This Amendment shall be effective on the Fifth Amendment Effective Date upon the occurrence of all the following conditions on or before March 4, 2009:

(i) the execution and delivery to the Agent of this Amendment by the Borrowers and the Lenders,

(ii) the execution and delivery to the Agent of a certificate of the secretary or an assistant secretary of each Borrower, including incumbency of the officers signing this Amendment, as well as certification with respect to the resolutions of each such Borrower’s board of directors with respect to this Amendment,

(iii) the Borrowers’ payment to the Agent, for itself and the benefit of the Lenders, of all fees and expenses required in connection with this Amendment.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO FIFTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

Intending to be legally bound, each of the parties has signed this Third Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

ATTEST:	L. B. FOSTER COMPANY

/s/ David L. Voltz	By: /s/ David J. Russo [Seal] Name: David J. Russo Title: Senior Vice President, Chief Financial Officer and Treasurer

ATTEST:	CXT INCORPORATED

/s/ David L. Voltz	By: /s/ David J. Russo [Seal] Name: David J. Russo Title: Senior Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE 2 OF 2 TO FIFTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, a
national banking association, as Lender and as Agent

By:	/s/ James M. Steffy
Name:     James M. Steffy

Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Christian Barrow
Name:     Christian Barrow

Title:	Senior Vice President

FIRST COMMONWEALTH BANK

By:	/s/ C. Forrest Tefft
Name:     C. Forrest Tefft

Title:	Senior Vice President